SECURED PROMISSORY NOTE

Date of Issuance: December 22, 2017 Principal Amount: $1,500,000.00
Los Angeles, CA

For value received, Endonovo Therapeutics, Inc. (the "Maker"), promises to pay to the order of Steven M. Gluckstern, assignee of Rio Grande Neurosciences, Inc., a Delaware corporation, or his assignee (the "Holder"), the aggregate principal sum of One Million Five Hundred Thousand Dollars and no/100's ($1,500,000.00) (the "Principal Amount"), pursuant to that certain Settlement Agreement and Mutual and General Release dated as of November 22, 2017 (the "Settlement Agreement"). This Promissory Note ("Note"), together with a Security Agreement of even date herewith and attached hereto as Exhibit A (the "Security Agreement"), are issued pursuant to the Purchase Option as defined in the Settlement Agreement. This Note is secured as set forth below and in the Security Agreement, and subject to the following terms and conditions.

Maturity Date

The unpaid Principal Amount and accrued unpaid interest, late charges, fees and costs thereon owing under this Note shall become immediately due and payable on November 30, 2018 (the "Maturity Date").

Interest

Simple interest ("Interest") shall accrue on the unpaid Principal Amount from and after the date of issuance of this Note at a rate equal to eight percent (8%) per annum until the Maturity Date, after which interest shall accrue on any unpaid amounts at a rate equal to 10% per annum until the entire Principal Amount and any accrued but unpaid interest have been paid in full ("Maturity Rate"). Principal and Interest may be prepaid, at any time and from time to time that this Note is outstanding, without penalty or premium. Any such prepayment shall be accompanied by written notice identifying the amount of the prepayment, and whether it is intended to be allocated toward principal, Interest or in some proportion between them.

Interest on the debt evidenced by this Note shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited as payment of Principal Amount, and any amounts paid in excess of the entire Principal Amount and legal Interest shall be refunded. On any acceleration or required or permitted prepayment, any such excess shall be cancelled automatically as of the date of such acceleration or prepayment or, if already paid, shall be credited as payment of Principal Amount, and any amounts paid in excess of the entire Principal Amount and legal Interest shall be refunded. This provision shall control in all respects, and overrides any other contrary provision in this and all other instruments concerning payments due under this Note.

Payment

Until the Maturity Date, Maker shall pay interest on the unpaid Principal Amount outstanding under this Note from time to time at the rate provided above, such interest to be due and payable quarterly, in arrears, commencing on the date which is the three (3)-month anniversary of the issue date of this Note, and continuing thereafter every three (3) months until the Principal Amount and all accrued but unpaid Interest thereon has been paid. Commencing on the date of the Maturity Date, interest shall accrue at the Maturity Rate until all amounts due hereunder are paid in full. Payment shall be made in lawful tender of the United States and (with the exception of prepayments, which may be allocated differently in the written notice furnished therewith) shall be credited first to the accrued interest, late charges, fees and costs then due and payable, with the remainder applied to the unpaid Principal Amount. Prepayment of principal, together with accrued interest, may be made in whole or in part at any time without penalty. In the event that any payment date hereunder shall fall on a date which on which banks in the State of California are closed, then the applicable banking date shall be the next consecutive date when such banks are open for business.

Late Payment

Maker agrees that if for any reason it fails to make any payment(s) required herein, within five (5) business days after the due date, Holder shall be entitled to damages for the detriment caused thereby, the extent of which damages are extremely difficult and impractical to ascertain. Maker therefore agrees that, subject to the usury provisions contained above, a late payment of ten percent interest (10%) in lieu of eight percent interest (8%) is a reasonable estimate of such damages and Maker agrees to pay such sum upon demand by Holder. Acceptance of such late charge by the Holder shall in no event constitute a waiver of Maker's default with respect to such overdue amount nor prevent the Holder from exercising any of the other rights and remedies granted hereunder.

Default/Acceleration:

Each of the following is an "Event of Default" under this Note when continuing ten (10) business days' after written notice is delivered to Maker: (i) default shall be made in the payment hereunder, when due, and within the cure period after written notice; (ii) the Maker shall make an assignment for the benefit of its creditors or shall file or commence or have filed or commenced against it any proceeding for any relief under any bankruptcy or insolvency law or any law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions, or a receiver or trustee shall be appointed for the undersigned; (iii) the liquidation, dissolution, merger or consolidation of Maker (except where provision is made in any such transaction for the Holder to be paid any remaining Principal Amount and accrued but unpaid Interest thereon in connection with any such transaction); or (iv) the occurrence of an Event of Default under the Security Agreement, THEN, upon the occurrence of any such Event of Default, or upon the Maturity Date, Holder at its election, may declare the entire outstanding balance of Principal Amount and accrued but unpaid Interest, late charges, fees and costs thereon immediately due and payable, together with all costs of collection, including reasonable attorneys' fees, or may exercise upon or enforce its rights in the Collateral, as set forth in the Security Agreement or under applicable law.

No Waiver By Holder:

The acceptance by Holder of any payment under this Note after the date such payment is due, or the failure to declare an Event of Default as herein provided, shall not constitute a waiver of any of the terms of this Note or the right to require the prompt payment when due of future or succeeding payments or to declare an Event of Default for any failure to so pay or for any other default. The acceptance by Holder of a payment of a portion of any installment at any time that such installment is due in full shall not cure or excuse the default caused by the failure to pay such installment, in full, and shall not constitute a waiver of the right to require full payment when due of all future or succeeding installments.

Security:

To secure the prompt and complete payment, performance and observance of the obligations under this Note, Maker hereby grants to Holder a continuing senior lien on and security interest in all of its right, title and interest in, to and under the Collateral, as defined in the Security Agreement that is dated of even date herewith and attached hereto as Exhibit A, and executed by Maker as the "Debtor" in favor of Holder as the "Secured Party."

On default in the payment of this Note or in the performance of any obligation in any instrument securing the Collateral to this Note, including an Event of Default as defined in the Security Agreement, Holder shall provide written notice of such default to Maker, at the address set forth above, and Maker shall have ten (10) business days from receipt of such notice to cure. On default in the payment of this Note or Security Agreement and a failure to cure, the unpaid principal balance and earned interest on this Note shall become immediately due at the election of Holder. Maker and each surety, endorser, and guarantor, if any, waive all presentations for payment, notices of acceleration of maturity, protests, and notices of protest except as provided above as to notice-and-cure.

This Note is secured in accordance with the terms of the Security Agreement. The Holder hereby expressly and unconditionally agrees that immediately upon the Holder's receipt of the entire Principal Balance and all Interest accrued hereunder, the Holder's security interest under the Security Agreement shall terminate in its entirety, the Maker shall then be permitted to file, without any action required on the part of Holder, a UCC-3 termination statement in such jurisdiction(s) as the Company shall deem necessary or appropriate, and the Holder will return to the Maker this Note marked Cancelled.

Attorney's Fees

If action is instituted to collect this Note, Maker promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with such action.

Miscellaneous

Maker is responsible for all obligations represented by this Note. When the context requires, singular nouns and pronouns include the plural.

Maker represents and warrants that it has the requisite power, authority and legal right to execute, deliver and perform its obligations under this Note and Security Agreement and that the execution, delivery and performance of this Note and Security Agreement has been duly authorized by all necessary corporate or company action.

Holder may at any time assign this Note and/or Security Agreement, in whole or in part, with the prior written consent of Maker, such consent not to be unreasonably withheld. However, Maker's consent is not required and the Note and/or Security Agreement are freely transferable, if the assignment is made to any party listed in Exhibit 1, Schedule D to the Settlement Agreement, which parties are preapproved by Maker as assignees. If assigned, the Holder shall disclose to the assignee the status of any disputes with Maker and identify to Maker any assignee or transferee in writing along with full information as to address and place of future payments. Maker shall be credited for all payments made to date as acknowledged by the Holder and Assignee in writing. Upon the transfer by Holder of all or any portion of the Note and outstanding indebtedness, Holder may transfer therewith all or any portion of the security interest created under the Security Agreement and Note, but Holder shall retain all of its rights hereunder with respect to any part of such indebtedness and any part of its security interest hereunder not so transferred.

This Note and the Security Agreement are executed and delivered as an incident to a transaction negotiated and consummated in Santa Ana, California, and shall be governed by and construed with the laws of the State of California. Maker and Holder hereby irrevocably agree that any legal action, suit or proceeding arising out of or relating to this Note shall be brought in the state or federal courts of the State of California located in Los Angeles County, California.

This Note, the Security Agreement and the Settlement Agreement collectively represent the final, entire agreement between the parties hereto and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties. There are no unwritten oral agreements between Maker and Holder related to this Note, the Security Agreement or the Settlement Agreement.

The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the date of issuance first stated above.

ENDONOVO THERAPEUTICS, INC.

____

Name: **Alan Collier**
Title: Chief Executive Officer

EXHIBIT "A"

(Security Agreement)

SECURITY AGREEMENT

This **SECURITY AGREEMENT** (the "Agreement"), dated and effective as of the ___ day of ___________, 2017, is made by Endonovo Therapeutics, Inc. ("Debtor") having a notice address of ________________________________ in favor of Rio Grande Neurosciences, Inc., a Delaware corporation, or its assignee ("Secured Party") having a notice address of ________________________________.

RECITALS

WHEREAS, Debtor and Secured Party have entered into a Settlement Agreement and Mutual General Release dated as of November 22, 2017 (the "Settlement Agreement").

WHEREAS, the Settlement Agreement provided for a Purchase Option to enable Debtor to acquire the Collateral, defined below.

WHEREAS, Debtor has exercised the Purchase Option and as part of the consideration to acquire the Collateral, Debtor, and Secured Party have entered into a Secured Promissory Note of even date herewith (the "Note") in the original principal amount (the "Principal Amount") of One Million Five Hundred Thousand Dollars ($1,500,000.00); and

WHEREAS, Debtor has agreed to secure payment of the obligations described in the Note by granting Secured Party a security interest covering the Collateral, as defined below;

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged:

Debtor hereby represents, warrants, covenants, grants and agrees as follows:

AGREEMENT

1. Incorporation of Recitals; Capitalized Terms. The recitals set forth hereinabove are incorporated herein by this reference. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Settlement Agreement. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Definitions.

(a) "Collateral" has the meaning given to that term in Exhibit 1 hereof.

(b) "Lien" means any mortgage, deed of trust, lien, pledge, security interest or other charge or encumbrance, of any kind whatsoever, including but not limited to the interest of the lessor or titleholder under any capitalized lease, title retention contract or similar agreement.

(c) "Obligation" means Debtor's payment or acquisition of the indebtedness evidenced by the Note including the then outstanding Principal Amount plus all accrued unpaid interest, late charges, fees and costs thereon ("Loan Amount") together with all advances, extensions, renewals, amendments, modifications, substitutions and changes in form thereof, all advances made by Secured Party to protect the security hereof, together with interest thereon, and all costs and expenses incurred in connection with the collection and enforcement of the foregoing including reasonable attorneys' fees and expenses.

(d) "UCC" means the Uniform Commercial Code as in effect in the State of California from time to time, and any successor legislation adopted thereby.

3. Security Interest.

(a) Security Interest. Debtor hereby assigns and grants to Secured Party a security interest and continuing lien in all of Debtor's right, title and interest in and to all of the Transferred IP and Assets described in Exhibit 1 to this Agreement ("Exhibit 1"), regardless of where located, including all insurance claims and other rights to payment related to the foregoing, and products of the foregoing and all accessions to, substitutions and replacements for, each of the foregoing (all of the foregoing described property is referred to herein as the "Collateral").

(b) Debtor hereby authorizes Secured Party to file appropriate UCC or other financing statements, or other documents to perfect its security interest in the Collateral, together with any and all continuation, amendments and modification filings related thereto and any other filings or recordings Secured Party deems necessary or appropriate with respect to the Collateral and Secured Party's interest therein. Secured Party shall file Exhibit 1 as its description of the Collateral in any such filing.

(c) The security interest granted to Secured Party hereunder shall secure the Obligation.

4. Debtor's Representations, Warranties, Covenants and Agreements. Debtor hereby represents and warrants to Secured Party, and covenants and agrees, that:

(a) Debtor is the owner of the Collateral, and no other person or entity has any right, title, claim or interest in, against or to the Collateral, other than any right, title or claim which may have been granted or otherwise attached by written agreement to the junior lienholders provided such right, title or claim is expressly subordinated in writing to the Senior Note and Secured Party's interest and the identity of the junior lienholders is disclosed to Secured Party at the time such subordinated right, title or claim arises and the junior lienholders acknowledge such subordinated status.

(b) Upon the filing of UCC-l financing statements in the appropriate filing offices, Secured Party has a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing.

(c) This Agreement (i) has been duly authorized by all necessary corporate action of Debtor, (ii) has been duly executed by Debtor, and (iii) constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

(d) Debtor's place of business (or, if Debtor has more than one place of business, its principal executive office) is located at ______________, ______________, CA _________. Debtor's true legal name is, and has been since its formation, as set forth in the preamble to this Agreement. Debtor's jurisdiction of formation is and has been, as set forth in the preamble to this Agreement. Debtor does not do business under any trade name or fictitious business name and has never used any other trade name or fictitious business name, other than the name ***Hanover***. Debtor will notify Secured Party, in writing, within at least thirty (30) days of any change in its place of business or jurisdiction of formation or the adoption or change of its legal name, any trade name or fictitious business name, and will upon request of Secured Party, execute or authenticate any additional financing statements or other certificates or records necessary to reflect any change in its place of business or jurisdiction of formation or the adoption

or change in its legal name, trade names or fictitious business name.

5. Protection of Collateral by Debtor.

(a) Debtor will not, without the prior written consent of Secured Party (which consent shall not be unreasonably withheld), sell, transfer or dispose of any Collateral except for sales of inventory in the ordinary course of Debtor's business, unless the proceeds of such sale are used to pay down the debt. For purposes of this Agreement, granting license or sublicense rights to any intellectual property included in the Collateral shall not be deemed a sale, transfer or disposition of such Collateral, unless the agreement of license or sublicense creates in the licensee or sublicensee rights in the Collateral which are superior to those of the Debtor. Debtor may encumber the Collateral through junior liens subordinated to the senior lien of the Secured Party in accordance with Section 4(a) above. Debtor shall, at its own expense, appear in and defend any and all actions and proceedings which purport to affect title to the Collateral, or any part thereof, or which purport to affect the security interest of Secured Party therein under this Agreement.

(b) Debtor will keep the Collateral current, collected and/or in good condition and repair, and will not misuse, abuse, allow to deteriorate, waste or destroy the Collateral or any part thereof, except for ordinary wear and tear resulting from its normal and expected use in Debtor's business and will not use or permit any Collateral to be used in violation in any material respect of any applicable law, rule or regulation, or in violation of any policy of insurance covering the Collateral. Secured Party may examine and inspect the Collateral at any reasonable time, upon reasonable notice in advance, wherever located. Provided, however, that if such Collateral comprises or is connected to or surrounded by any trade secret, confidential information or data or other intellectual property right belonging to Debtor, then Secured Party shall sign such Non-Disclosure Agreement as Debtor may reasonably require prior to being granted access thereto. Debtor shall perform, observe, and comply in all material respects with all of the material terms and provisions to be performed, observed or complied with by it under each contract, agreement or obligation relating to the Collateral to the extent that any non-compliance could reasonably be expected to impair the Debtor's ownership or control of the Collateral.

(c) Debtor, in a timely manner, will execute or otherwise authenticate, or obtain, any document or other record, give any notices, do all other acts, and pay all costs associated with the foregoing, that Secured Party determines is reasonably necessary to protect the Collateral against rights, claims or interests of third parties, or otherwise to preserve the Collateral as security hereunder.

(d) Debtor shall promptly notify Secured Party of any claim against the Collateral adverse to the interest of Secured Party therein.

(e) Debtor shall promptly pay when due all taxes and other governmental charges, and any Liens and all other charges imposed upon or affecting any Collateral created subsequent to the exercise of the Purchase Option and affecting the Secured Party's senior lien.

6. Further Acts of Debtor. Debtor shall, at the request of Secured Party, execute or otherwise authenticate and deliver to Secured Party any financing statements, financing statement changes and any and all additional instruments, documents and other records, and Debtor shall perform all actions, that from time to time Secured Party may reasonably deem necessary or desirable to carry into effect the provisions of this Agreement or to establish or maintain a perfected security interest in the Collateral having the priority provided for herein or otherwise to protect Secured Party's interest in the Collateral.

7. Default; Remedies. Each of the following is an "Event of Default" under this Agreement when continuing ten (10) business days' after written notice is delivered to Debtor and to disclosed junior lienholders and Debtor shall be required to notify Secured Party within one business day of the notice whether it contends Secured Party failed to provide notice to a disclosed junior lienholder and Debtor shall be required to notify Secured Party within one business day of the notice whether it contends Secured Party failed to provide notice to a disclosed junior lienholder: (i) default shall be made in the payment hereunder, when due, and not cured following written notice; (ii) the Debtor shall make an assignment for the benefit of its creditors or shall file or commence or have filed or commenced against it any proceeding for any relief under any bankruptcy or insolvency law or any law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions, or a receiver or trustee shall be appointed for the undersigned; (iii) the liquidation, dissolution, merger or consolidation of Debtor (except where provision is made in any such transaction for the Secured Party to be paid any remaining Principal Amount and accrued but unpaid Interest thereon in connection with any such transaction); or (iv) the occurrence of an Event of Default under the Note, THEN, upon the occurrence of any such Event of Default, or upon the Maturity Date, Secured Party at its election, may declare the entire outstanding balance of Principal Amount and accrued but unpaid Interest, late charges, fees and costs thereon immediately due and payable, together with all costs of collection, including reasonable attorneys' fees, or may exercise upon or enforce its rights in the Collateral, as set forth herein or under applicable law.

(a) If an Event of Default shall occur, then, in each and every such case, Secured Party may at any time thereafter exercise and/or enforce any of the following rights and remedies at Secured Party's option:

i. Acceleration. The Obligation shall, at Secured Party's sole option, become immediately due and payable.

ii. Possession and Collection of the Collateral. At its option: (a) take possession or control of, store, lease, operate, manage, sell, or instruct any Agent or Broker to sell or otherwise dispose of, all or any part of the Collateral, subject to prior written notice to any junior lienholders on the Collateral disclosed to Secured Party at the time such junior interest was acquired and a demand for the Secured Party to be paid on any remaining obligations due under the Note within ten (10) business days and, if paid, for Endonovo to retain the Collateral subject to the interests of those junior lienholders; (b) take any reasonable and lawful action to protect and realize upon its security interest in the Collateral; and (c) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Secured Party under any other provision of this Agreement, under the Note, or as provided by applicable law (including, without limitation, the UCC). Debtor shall, upon Secured Party's demand, promptly make the Collateral available to Secured Party at a place designated by Secured Party, which place shall be reasonably convenient to both parties. Secured Party shall not be liable for, nor be prejudiced by, any loss, depreciation or other damages to the Collateral, unless caused by Secured Party's gross negligence or willful or malicious act. Secured Party shall have no duty to take any action to preserve or collect the Collateral.

iii. Any and all remedies. Subject to any applicable notice and cure periods, including any rights of junior lienholders to cure, exercise any or all rights and remedies provided in this Agreement, by the UCC and/or otherwise available at law or in equity.

(b) Secured Party shall also be entitled to immediate possession of all books and records evidencing any Collateral or pertaining to chattel paper covered by this Agreement.

8. Secured Party's Duties. The powers conferred upon Secured Party by this Agreement are solely to protect its interest in the Collateral and will not impose any duty upon Secured Party to exercise any such powers. Other than all notices expressly called for under the Settlement Agreement, the Note or this Agreement, Secured Party will be under no duty whatsoever to make or give any additional presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any of the Collateral or the Obligation, or to take any steps necessary to preserve any rights against prior parties. Secured Party shall be required to give written notice to any junior lienholders or secured parties against the Collateral disclosed to Secured Party in writing at the time that Debtor grants such interests of any event of default and potential action against the Collateral, as may be required by applicable law. Secured Party will not be liable for failure to collect or realize upon any or all of the Secured Indebtedness or Collateral, or for any delay in so doing, nor will Secured Party be under any duty to take any action whatsoever with regard thereto.

9. Continuing Agreement. This is a continuing agreement and the grant of a security interest hereunder will remain in full force and effect and all the rights, powers and remedies of Secured Party hereunder will continue to exist until all indebtedness owing by Debtor to Secured Party has been paid in full. Once such indebtedness has been paid in full, the Secured Party shall promptly execute and, if applicable, file all such documents or instruments, and take all such other actions as the Debtor may reasonably request in order to evidence that no lien or security interest continues to exist favor of Secured Party. And, if requested to do so upon the Debtor's entry into any transaction in which the Secured Party is to be repaid in full as part of any such transaction, the Secured Party shall cooperate in good faith with the Debtor to provide to any other party or parties to such transaction such information, and to execute any such documents or instruments, as may be reasonably requested by the Debtor or any such third party in connection with the consummation of such transaction. In such event, the Debtor shall provide to the Secured Party such non-confidential information concerning such transaction, and such evidence of the payment of proceeds to the Secured Party upon the consummation thereof, as the Secured Party may request.

10. Preservation of Liability. Neither this Agreement nor the exercise by Secured Party of (or the failure to so exercise) any right, power or remedy conferred herein or by law will be construed as relieving any person liable on the Obligation from liability on the Obligation and for any deficiency thereon.

11. Insurance. Debtor does not intend to maintain any insurance coverage for the Collateral, but shall cooperate with Secured Party to obtain coverage at Secured Party's sole discretion and expense.

12. No Implied Waivers. No delay or omission on the part of Secured Party in exercising any right or remedy created by, connected with or provided for in this Agreement or arising from any default by Debtor or by any other person or entity the performance of whose obligations is secured hereby, shall be construed as or be deemed to be an acquiescence in or a waiver of such default or a waiver of or limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement, provided that until such time as the Secured Party shall have exercised any right in connection with any default under this Agreement, the Debtor shall be entitled to cure such default as provided for herein and the Secured Party may not, thereafter, exercise any rights against such prior cured default. No waiver of any breach of any of the covenants or conditions in this Agreement shall be deemed to be a waiver of or acquiescence in or consent to any previous or subsequent breach of the same or any other covenant or condition.

13. Entire Agreement. This Agreement, together with each of the Note and Settlement Agreement, contains the entire understanding and agreement of Debtor and Secured Party with respect to the subject matter hereof. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Debtor therefrom will be effective unless made in a writing signed by both parties (provided, however, that a unilateral waiver or consent given by the Secured Party does not have to be signed by the Debtor), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given as recited therein. No notice to or demand on the Debtor in any case will entitle the Debtor to any other or further notice or demand in connection with the same case, similar or other circumstance. No provision of this Agreement or right of Secured Party hereunder can be waived, nor shall Debtor be released from its obligations hereunder, except by a writing duly executed by Secured Party.

14. Assignment/Transfer of Indebtedness. The Secured Party may at any time assign this Agreement and the Note in whole or in part, without the prior written consent of the Debtor, in its sole and absolute discretion subject to Secured Party disclosing in writing to transferee any then existing claim or dispute with Debtor relative to the Settlement Agreement, Note or Security Agreement and all payments made to date by the Debtor under the Note. Upon a transfer by Secured Party of all or any portion of the indebtedness secured hereby, Secured Party may transfer therewith all or any portion of the security interest created hereunder, but Secured Party shall retain all of its rights hereunder with respect to any part of such indebtedness and any part of its security interest hereunder not so transferred. Debtor cannot assign or transfer any rights or obligations under this Agreement or in the Collateral to any third party without the prior written consent of Secured Party which consent shall not be unreasonably withheld. However, Debtor's consent is not required and the Note and/or Security Agreement are freely transferable if the assignment is made to any party listed in Exhibit 1, Schedule D to the Settlement Agreement, which parties are preapproved by Debtor as assignees. Any transfer by Debtor without Secured Party's consent shall be an additional Event of Default hereunder.

15. Successors and Assigns. The covenants and agreements herein contained by or on behalf of Debtor will bind Debtor, and Debtor's legal representatives, successors and assigns and will inure to the benefit of Secured Party and Secured Party's successors and assigns.

16. Term; Binding Effect. This Agreement shall be and remain in full force and effect until the Obligation has been fully performed and paid. Upon expiration and payment or conversion in full of the Obligation, this Agreement shall automatically terminate and Debtor shall be permitted to file or cause Secured Party to file one or more UCC termination statements with respect to the Collateral. Each of the provisions hereof shall be binding upon Debtor and its successors and assigns and shall insure to the benefit of Secured Party and its successors and assigns.

17. Rules of Construction. Terms used in the singular shall apply to the plural, and vice versa, as the context requires; likewise masculine, feminine and neuter genders shall be interchangeable as the context requires. The use of the disjunctive term "or" does not imply an exclusion of the conjunctive, i.e., "or" shall have the same meaning as the expression "and/or." "Including" shall not be limiting. Headings and section titles are for convenience of reference only and are not substantive parts of this Agreement, and shall not be given effect in construing the provisions of this Agreement. Each reference to the Note shall mean the Note as from time to time extended, modified, renewed, restated, reaffirmed, supplemented or amended.

18. Invalidity and Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, such

invalidity or unenforceability will not affect any other provision hereof, the remainder of this Agreement, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

19. Counterparts; Facsimiles and Electronic Scans. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. A facsimile or electronic scan of an original signature shall be deemed for all purposes to be an original signature on the document so transmitted.

20. Governing Law and Jurisdiction. This Agreement shall be deemed to be executed and delivered in the State of California. Each of Debtor and Secured Party: (i) agrees that this Agreement shall be construed according to and governed by the laws of the State of California, without regard to principles of conflicts of law (except to the extent governed by the UCC); (ii) consents to personal jurisdiction in the State of California in the state and United States courts in the City of Los Angeles, California; and (iii) consents to venue in the City of Los Angeles, California, for all actions and proceedings with respect to this Agreement and the Note, and waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

IN WITNESS WHEREOF, the undersigned have executed this Security Agreement as of the day and year first hereinabove written.

DEBTOR: ENDONOVO THERAPEUTICS, INC., a Delaware corporation By: ______________________ Alan Collier Chief Executive Officer	**SECURED PARTY:** RIO GRANDE NEUROSCIENCES, INC., a Delaware corporation By: ______________________ Steven M. Gluckstern Chief Executive Officer

EXHIBIT 1

(Description of Collateral)

The Collateral is as follows:

(a) All inventory, intellectual property rights and intellectual property of RGN relating to Targeted Pulse Electromagnetic Field Therapy ("tPEMF") (whether or not currently being used), including, but not limited to, inventions, know-how, processes, designs, drawings, notes specifications, plans techniques, models, samples, prototypes, data, documentations, schematics, diagrams, formulae, computer programs, web sites, databases, trade secrets, licenses, sublicenses, technology, copyrights, copyright applications, mask rights, trademarks (including, but not limited to, Sofpulse and Torino and Torino II), trademark applications, service marks, service mark applications, logos, trade names, brand names, Internet domain names, URL's, websites and all variants, derivatives thereof, and all similar types of property owned by RGN and used relating to tPEMF's development, clinical research and testing, applications and products.

(b) The entire worldwide right, title and interest of RGN in and to each and all Letters Patents in the United States and all foreign countries, including, without limitation, corresponding Patent Cooperation Treaty patent applications and corresponding National patent applications and all inventions, improvements and discoveries disclosed in said Letters Patents and applications, including those set forth in Schedule "A" hereto, **[NOTE: Schedule A will be updated as of the date Endonovo exercises the Purchase Option and the Schedule is subject to change]** and in and to all substitutions, divisions, continuations, continuations-in-part, reexaminations, extensions, renewals and reissues (as applicable) thereof, including without limitation of generality, all rights of priority resulting from the filing of patent applications relating to any of the foregoing as well as any and all choses in action and any and all claims an demands, both at law and in equity, that RGN has or may have for damages or profits accrued or to accrue on account of the infringement of any of said Letter Patents, patent applications, inventions, improvements and discoveries (or any provisional rights therein), the same to be held and enjoyed by Endonovo, its successors and assigns, as fully and entirely as the same would have been held and enjoyed by RGN if the purchase of all of the assets relating to tPEMF by Endonovo had not been made;

(c) The full and complete right to file patent applications in the name of RGN or its designee, at Endonovo's, or its designee's election, on the aforesaid inventions, improvements, discoveries and applications in all countries of the world until such time as Endonovo files its assignment forms which Endonovo shall do no later than December 31, 2017; and

(d) The entire right, title and interest of RGN in and to any Letter Patent which may issue thereon in the United States or in any country, and any renewals, revivals, reissues, reexaminations and extensions thereof, and any patents of confirmation, registration and importations of the same. (hereinafter collectively referred to as "Patents")

(e) All rights, title and interest in, to and under such Patents and in and to the inventions represented thereby.

(f) All data related to clinical trials, pre-clinical and clinical studies, proposed studies; inventory and form factors; contracts; manufacturing data; scientific studies; reports; vendor agreements; budgets; and licenses.

(g) The Collateral is subject to that certain Amended and Restated License Agreement dated October 1, 2016 between RGN and AAH Holdings, LLC, attached hereto as Schedule B.

MATTER NO	TITLE	APLN NO	DATE FILED	PA PUBLICATION NUMBER	OPI PUBLICATION DATE	PATENT NUMBER	GRANT DATE	STATUS
11415-700.200	APPARATUS AND METHOD FOR ELECTROMAGNETIC TREATMENT OF PLANT, ANIMAL AND HUMAN TISSUE, ORGANS, CELLS AND MOLECULES	11/003,108	Dec 3, 2004	US-2005-0197522-A1	Sep 8, 2005	7,744,524	Jun 29, 2010	Issued
11415-700.303	APPARATUS AND METHOD FOR ELECTROMAGNETIC TREATMENT OF PLANT, ANIMAL, AND HUMAN TISSUE, ORGANS, CELLS AND MOLECULES	15/349,921	Nov 11, 2016	US-2017-0266458-A1	Sep 21, 2017			Published
11415-700.304	APPARATUS AND METHOD FOR ELECTROMAGNETIC TREATMENT	15/607,211	May 26, 2017					Pending
11415-700.CN0	ELECTROMAGNETIC TREATMENT APPARATUS	200480040310.0	Dec 4, 2004	CN 1901967A	Jan 24, 2007	ZL 200480040310.0	Dec 28, 2011	Issued
11415-700.MX0	ELECTROMAGNETIC TREATMENT APPARATUS AND METHOD	PA/a/2006/006368	Dec 4, 2004			282818	Jan 13, 2011	Issued
11415-701.200	ELECTROMAGNETIC TREATMENT INDUCTION APPARATUS AND METHOD FOR USING SAME	11/114,666	Apr 26, 2005	US-2005-0288744-A1	Dec 29, 2005	7,740,574	Jun 22, 2010	Issued
11415-701.MX0	ELECTROMAGNETIC TREATMENT INDUCTION APPARATUS AND METHOD	PA/a/2006/012389				296175	Feb 14, 2012	Issued
11415-701.MX1	ELECTROMAGNETIC TREATMENT INDUCTION APPARATUS AND METHOD	MX/a/2011/012123	Apr 26, 2005					Pending
11415-702.400	ELECTROMAGNETIC TREATMENT APPARATUS AND METHOD FOR ANGIOGENESIS MODULATION OF LIVING TISSUES AND CELLS	12/661,377	Mar 15, 2010	US-2010-0179373-A1	Jul 15, 2010	8,415,123	Apr 9, 2013	Issued
11415-702.CA0	ELECTROMAGNETIC TREATMENT APPARATUS AND METHOD	2563660	Apr 19, 2005			2,563,660	Oct 30, 2012	Issued
11415-702.CN0	ELECTROMAGNETIC TREATMENT APPARATUS AND METHOD	200580020258.7	Apr 19, 2005	CN 1980610A	Jun 13, 2007	ZL 200580020258.7	May 5, 2010	Issued
11415-702.EP0	ELECTROMAGNETIC TREATMENT APPARATUS AND METHOD	05735903.6	Apr 19, 2005	1740107	Jan 10, 2007			Published
11415-702.MX0	ELECTROMAGNETIC TREATMENT APPARATUS AND METHOD	PA/A/2006/012077				282819	Jan 13, 2011	Issued
11415-703.DE0	PHARMACOLOGICAL, CHEMICAL, AND TOPICAL AGENT ENHANCEMENT APPARATUS AND METHOD FOR USING SAME	06748308.1	Mar 7, 2006	1868591	Dec 26, 2007	1868591	May 30, 2012	Issued
11415-703.ES0	PHARMACOLOGICAL, CHEMICAL, AND TOPICAL AGENT ENHANCEMENT APPARATUS AND METHOD FOR USING SAME	06748308.1	Mar 7, 2006	1868591	Dec 26, 2007	1868591	May 30, 2012	Issued
11415-703.FR0	PHARMACOLOGICAL, CHEMICAL, AND TOPICAL AGENT ENHANCEMENT APPARATUS AND METHOD FOR USING SAME	06748308.1	Mar 7, 2006	1868591	Dec 26, 2007	1868591	May 30, 2012	Issued
11415-703.GB0	PHARMACOLOGICAL, CHEMICAL, AND TOPICAL AGENT ENHANCEMENT APPARATUS AND METHOD FOR USING SAME	06748308.1	Mar 7, 2006	1868591	Dec 26, 2007	1868591	May 30, 2012	Issued
11415-703.MX0	PHARMACOLOGICAL, CHEMICAL, AND TOPICAL AGENT ENHANCEMENT APPARATUS AND METHOD FOR USING SAME	MX/a/2007/010974	Mar 7, 2006			316604	Dec 18, 2013	Issued
11415-704.CN0	ELECTROMAGNETIC TREATMENT APPARATUS FOR AUGMENTING WOUND REPAIR AND METHOD FOR USING SAME	200680015509.7	Mar 7, 2006			ZL 200680015509.7	Apr 25, 2012	Issued
11415-704.EP0	ELECTROMAGNETIC TREATMENT APPARATUS FOR AUGMENTING WOUND REPAIR AND METHOD FOR USING SAME	06836031.2	Mar 7, 2006	1877128	Jan 16, 2008			Published
11415-705.200	INTEGRATED COIL APPARATUS FOR THERAPEUTICALLY TREATING HUMAN AND ANIMAL CELLS, TISSUES AND ORGANS WITH ELECTROMAGNETIC FIELDS AND METHOD FOR USING SAME	11/223,073	Sep 10, 2005	US-2007-0060981-A1	Mar 15, 2007	7,758,490	Jul 20, 2010	Issued
11415-710.200	ELECTROMAGNETIC FIELD TREATMENT APPARATUS AND METHOD FOR USING SAME	12/082,944	Apr 14, 2008	US-2009-0069626-A1	Mar 12, 2009	7,896,797	Mar 1, 2011	Issued
11415-710.EP0	ELECTROMAGNETIC FIELD TREATMENT APPARATUS AND METHOD FOR USING SAME	08742890.0	Apr 14, 2008	2150314	Jan 13, 2010			Published
11415-710.MX0	ELECTROMAGNETIC FIELD TREATMENT APPARATUS AND METHOD FOR USING SAME	MX/a/2009/011042	Apr 14, 2008			294897	Jan 17, 2012	Issued
11415-711.200	DEVICES AND METHOD FOR TREATMENT OF DEGENERATIVE JOINT DISEASES WITH ELECTROMAGNETIC FIELDS	13/080,450	Apr 5, 2011	US-2011-0207989-A1	Aug 25, 2011	8,961,385	Feb 24, 2015	Issued
11415-711.300	DEVICES AND METHOD FOR TREATMENT OF DEGENERATIVE JOINT DISEASES WITH ELECTROMAGNETIC FIELDS	14/608,140	Jan 28, 2015	US-2015-0196771-A1	Jul 16, 2015			Published
11415-714.200	METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF HEAD, CEREBRAL AND NEURAL INJURY IN ANIMALS AND HUMANS	13/252,114	Oct 3, 2011	US-2012-0116149-A1	May 10, 2012	9,427,598	Aug 30, 2016	Issued
11415-714.300	APPARATUS AND METHOD FOR ELECTROMAGNETIC TREATMENT OF NEUROLOGICAL INJURY OR CONDITION CAUSED BY A STROKE	15/217,855	Jul 22, 2016	US-2017-0165496-A1	Jun 15, 2017			Published
11415-714.500	APPARATUS AND METHOD FOR ELECTROMAGNETIC TREATMENT OF NEUROLOGICAL INJURY OR CONDITION CAUSED BY A STROKE	14/171,553	Feb 3, 2014	US-2014-0213843-A1	Jul 31, 2014	9,440,089	Sep 13, 2016	Issued
11415-714.501	APPARATUS AND METHOD FOR ELECTROMAGNETIC TREATMENT OF NEURODEGENERATIVE CONDITIONS	14/171,613	Feb 3, 2014	US-2014-0221726-A1	Aug 7, 2014	9,433,797	Sep 6, 2016	Issued
11415-714.502	APPARATUS AND METHOD FOR ELECTROMAGNETIC TREATMENT OF NEUROLOGICAL PAIN	14/171,644	Feb 3, 2014	US-2014-0213844-A1	Jul 31, 2014	9,415,233	Aug 16, 2016	Issued
11415-715.103	DEVICES AND METHODS FOR THE DELIVERY OF NON-THERMAL THERAPEUTIC AND PROPHYLACTIC PULSED ELECTROMAGNETIC FIELDS FROM A MOBILE COMMUNICATIONS DEVICE	62/463,475	Feb 24, 2017					Pending
11415-716.200	METHOD AND APPARATUS FOR ELECTROMAGNETIC ENHANCEMENT OF BIOCHEMICAL SIGNALING PATHWAYS FOR THERAPEUTICS AND PROPHYLAXIS IN PLANTS, ANIMALS AND HUMANS	13/285,761	Oct 31, 2011	US-2012-0089201-A1	Apr 12, 2012	9,656,096	May 23, 2017	Issued

11415-716.400	METHOD AND APPARATUS FOR ELECTROMAGNETIC ENHANCEMENT OF BIOCHEMICAL SIGNALING PATHWAYS FOR THERAPEUTICS AND PROPHYLAXIS IN PLANTS, ANIMALS AND HUMANS	14/687,716	Apr 15, 2015	US-2015-0217126-A1	Aug 6, 2015			Published
11415-718.300	METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF COGNITION AND NEUROLOGICAL INJURY	15/623,157	Jun 14, 2017					Pending
11415-718.CN0	METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF COGNITION AND NEUROLOGICAL INJURY	201280066073.X	Nov 5, 2012	CN 104023790 A	Sep 3, 2014	ZL 2012 8 0066073.X	Mar 8, 2017	Issued
11415-718.EP0	METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF COGNITION AND NEUROLOGICAL INJURY	12844802.4	Nov 5, 2012	2773424	Sep 10, 2014			Published
11415-718.HK0	METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF COGNITION AND NEUROLOGICAL INJURY	14109575.8	Sep 23, 2014	1196101A	Dec 5, 2014			Published
11415-718.IN0	METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF COGNITION AND NEUROLOGICAL INJURY	3576/DELNP/2014	Nov 5, 2012					Pending
11415-719.200	METHODS AND DEVICES FOR PROVIDING ELECTROMAGNETIC TREATMENT IN THE PRESENCE OF A METAL-CONTAINING IMPLANT	13/361,797	Jan 30, 2012			8,343,027	Jan 1, 2013	Issued
11415-721.200	TWO-PART PULSED ELECTROMAGNETIC FIELD APPLICATOR FOR APPLICATION OF THERAPEUTIC ENERGY	14/688,602	Apr 16, 2015	US-2015-0297910-A1	Oct 22, 2015	9,320,913	Apr 26, 2016	Issued
11415-721.301	TWO-PART PULSED ELECTROMAGNETIC FIELD APPLICATOR FOR APPLICATION OF THERAPEUTIC ENERGY	15/674,276	Aug 10, 2017					Pending
11415-721.EP0	A TWO-PART PULSED ELECTROMAGNETIC FIELD APPLICATOR FOR APPLICATION OF THERAPEUTIC ENERGY	15779987.5	Apr 16, 2015	3131628	Feb 22, 2017			Published
11415-722.200	METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF LIVING SYSTEMS	14/932,928	Nov 4, 2015	US-2016-0121135-A1	May 5, 2016			Published
11415-723.US1	METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF MULTIPLE SCLEROSIS	15/549,748	Feb 22, 2016					Pending

SCHEDULE "B"

(License)

AMENDED AND RESTATED LICENSE AGREEMENT

THIS AMENDED AND RESTATED LICENSE AGREEMENT (this "Agreement") is entered into this as of the 1st day of October, 2016 by and between Rio Grande Neurosciences, Inc., a Delaware corporation ("RGN"), and AAH Holdings LLC, a Delaware limited liability company ("AAH") and shall be and become effective as of the date of the time as set forth and described in Article III C. hereof (the "Effective Date").

A. AAH and Ivivi Health Sciences, LLC, a Delaware limited liability company ("Ivivi") entered into a License Agreement, dated November 15, 2013, which became effective as of December 14, 2013, as amended (the "Original Agreement") pursuant to which Ivivi granted to AAH an exclusive, worldwide, perpetual license limited to the Field of Use (as defined below) under certain patents and patent applications relating to its pulsed electromagnetic field technology and to certain trademarks, logos (if any), service marks (if any), marks and trade names to make, market, sell and distribute certain products then sold by Ivivi and Ivivi was willing to grant such a license to AAH on the terms set forth therein.

B. Pursuant to an Asset Purchase Agreement, dated December 31, 2015, RGN purchased certain assets subject to certain liabilities of Ivivi, which assets included the Original Agreement.

C. RGN and AAH have agreed to certain business terms, which include a loan by AAH to RGN in the amount of Three Hundred and Fifty Thousand Dollars ($350,000.00) (the "Loan") to be represented by a promissory note (the "Note") with such terms and conditions as shall be reflected in the Note.

D. Based upon the foregoing, AAH and RGN have determined that it would be necessary and appropriate to enter into this Agreement to modify and amend the Original Agreement to reflect the foregoing, and other events that have occurred relating to the obligations of the parties under the Original Agreement and other agreements and understandings related to the Licensed Intellectual Property.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the promises, mutual promises and covenants contained herein, the parties agree as follows:

I. DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings as set forth below:

A. "Licensed Patents" shall mean any patents, patent applications or inventions owned or controlled by RGN which are used or useful in making, having made, using, offering for sale, selling, leasing, importing, exporting, distributing, or otherwise disposing of any Licensed Products, including but not limited to the patents and patent applications listed in Exhibit A along with any patents or patent applications that claim priority to any patent or patent application identified in Exhibit A, together with any patents that may issue based thereon, or

from which the patents or patent applications identified in Exhibit A claim priority, together with any patents that may issue based thereon, including, but not limited to, any divisional, continuation, continuation-in-part, reexamination, reissue and foreign counterpart.

B. "Licensed Products" shall mean the following targeted pulsed electromagnetic field technology (tPEMF™) products currently being sold by AAH under the Original Agreement in the Field of Use: Assisi Portable 150, Assisi Portable Automatic, Assisi Clinica, Clinica Applicators and Assisi Total Solution Package. To the extent that AAH develops any new product which, absent the license granted hereunder, would infringe a claim of any Licensed Patent or Improvement Patent (as defined in Article IV, Section B), or otherwise violate or infringe the Licensed Intellectual Property, such new product will be deemed to be a "Licensed Product" for all purposes under this Agreement. The parties agree that there exist certain components, materials, designs, plans, drawings and specifications related to products which have or may have application to the Field of Use, which have been developed or are in various stages of development and which have not been commercialized. From and after the Effective Date and subject to the mutual agreement of the parties, such products may become subject to the definition of Licensed Products by amendment to this Agreement.

C. "Licensed Technology" shall mean the technology described in Appendix B.

D. "Field of Use" shall mean all applications of the Licensed Products in animals.

E. "Licensed Trademarks" shall mean those trademarks, marks, logos and trade names set forth in Article II, Section B below.

F. "Licensed Intellectual Property" shall mean the Licensed Patents, the Licensed Trademarks, and the Licensed Technology.

II. GRANT OF RIGHTS

A. License. Subject to the terms and conditions of this Agreement and as of the Effective Date, RGN hereby grants to AAH, and AAH hereby accepts, an exclusive, perpetual worldwide right and license under the Licensed Intellectual Property to make, have made, use, offer for sale, sell, lease, import, export, distribute, or otherwise dispose of Licensed Products worldwide, solely within the Field of Use. AAH may grant sublicenses under the Licensed Intellectual Property solely in the Field of Use, provided that AAH notifies RGN in writing of such sublicense on or before the effective date of the sublicense. AAH shall, upon prior written notice to RGN, have the right to engage third parties as distributors of the Licensed Products. AAH shall be responsible for ensuring that all its sublicensees, distributors and sales representatives reasonably comply with the terms and conditions of this Agreement to the extent applicable. Any rights not expressly granted to AAH are hereby reserved to RGN. For the avoidance of doubt, all of RGN's rights under the Licensed Intellectual Property outside of the Field of Use are expressly reserved to RGN or its licensees.

B. Licensed Trademarks. Subject to Section C below, AAH shall have the exclusive right but not the obligation to use, and to advertise the Licensed Products in the Field of Use under the following Licensed Trademarks: Assisi®, Assisi Loop®, Assisi Loop with Design®,

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Assisi Animal Health, tPEMF™, Assisi Portable®, Assisi Portable 150, Assisi Portable Automatic, Assisi Clinica®, Clinica Applicators, Assisi Total Solution Package and the two-color logo appearing below:

From time to time after the Effective Date, the parties may mutually agree in writing to include other trademarks, logos or service marks owned or controlled by RGN within the definition of Licensed Trademarks. Nothing herein shall grant to AAH any right, title or interest in Licensed Trademarks except as set forth herein. AAH acknowledges RGN's ownership of the Licensed Trademarks and shall take no action contrary to such ownership during or after the term of this Agreement, unless the same have been abandoned under the law. AAH shall not attempt to register the unregistered Licensed Trademarks without prior written approval from RGN. AAH acknowledges that to continue to foster and preserve the reputation and goodwill of RGN in the Licensed Trademarks, it is necessary for RGN to exercise control over the nature and quality of use of the Licensed Trademarks by AAH. RGN acknowledges and agrees that it has reviewed AAH's use of the Licensed Trademarks under the Original Agreement up to the Effective Date, and agrees that such nature and quality of use is deemed to be acceptable quality and use under this Agreement. AAH shall not materially detrimentally change any use of the Licensed Trademarks or items of advertising material without the prior consent of RGN.

C. Assignment of Certain Licensed Trademarks. Notwithstanding Section B above, the parties hereby agree to execute and deliver, simultaneous to the execution of this Agreement, the Trademark Assignment Agreement attached hereto as Exhibit A (the "Trademark Assignment Agreement"), which provides that as of the Effective Date RGN assigns the following Licensed Trademarks to AAH (the "Assigned Trademarks"): Assisi®, Assisi Loop®, Assisi Loop with Design®, Assisi Animal Health, Assisi Portable® Assisi Portable 150, Assisi Portable Automatic, Assisi Clinica®, Clinica Applicators, Assisi Total Solution Package. As of the Effective Date, the Assigned Trademarks shall no longer be Licensed Intellectual Property subject to the terms and conditions of this Agreement. After the Effective Date, AAH, at its sole cost and expense, shall file with the United States Patent and Trademark Office, the necessary filing to reflect such assignment by RGN and the ownership of the Assigned Trademarks by AAH.

D. Delivery of Licensed Technology. On the Effective Date, RGN shall deliver any and all Licensed Technology to AAH saved in a USB flash drive format or other readily readable format.

E. Covenant not to Sue. Subject to the terms and conditions set forth in this Agreement, RGN hereby covenants not to sue AAH and its customers for conduct relating to making, having made, using, offering for sale, selling, leasing, importing, exporting, distributing, or otherwise disposing of any Licensed Products made, used, offered for sale, sold, leased,

imported, exported, distributed, or otherwise disposed of, directly or indirectly, by AAH in the Field of Use.

III. OTHER RESPONSIBILITIES OF PARTIES

A. AAH.

(i) RGN will have the right to appoint an observer to attend all meetings of AAH's Board of Directors and its committees and to receive copies of all notices, minutes, consents and other material that AAH provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if AAH's Board of Directors determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons. RGN agrees to hold in confidence and not to use or disclose any confidential information provided to or learned by it in connection with its rights under this Article III, Section A(i).

(ii) AAH will sell the Licensed Products, receive purchase orders, distribute/ship inventory directly to customers, invoice and collect for all Licensed Products and provide customer support. All products sold by AAH will be sold in accordance with AAH established standard terms, pricing and conditions, as in effect from time to time.

(iii) AAH will be responsible for ensuring that labeling and promotional practices with respect to the Licensed Products during the Term of the Agreement comply with all applicable regulatory requirements.

(iv) AAH will be responsible for all complaint handling with respect to the Licensed Products.

(v) AAH will be responsible for reporting recalls with respect to the Licensed Products to regulatory authorities.

(vi) During the term of this Agreement and for a period of at least two years following termination or expiration of this Agreement, AAH will maintain insurance coverage consistent with industry standards for similarly situated businesses. Such policy will name RGN as an additional insured.

(vii) AAH will provide RGN with reasonable access to all data and results from any research by AAH using the Licensed Products or Licensed Intellectual Property.

B. RGN. During the term of this Agreement and for a period of at least two years following termination or expiration of this Agreement, RGN will maintain product liability insurance at reasonable coverage levels, solely with respect to Licensed Products sold by RGN prior to the effective date of the Original Agreement, and will name AAH as an insured under such policy.

C. Transition; Effective Date. The Note provides that the Loan will be made in tranches with the first tranche being paid upon the execution of this Agreement and the

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remaining tranches to be completed not later than October 31 2016. The date upon which the first tranche of the Loan is made shall be deemed the Effective Date of this Agreement and the Trademark Assignment Agreement. Prior to the Effective Date, the Original Agreement shall remain in full force and effect.

IV. PATENT OWNERSHIP, PROSECUTION AND DEFENSE

A. RGN is the owner of the Licensed Patents and AAH acknowledges that Licensed Patents do not include any intellectual property that was developed by or on behalf of RGN without any reference to (i) Licensed Intellectual Property; or (ii) intellectual property used, owned, or controlled by AAH. Notwithstanding the above, any patent rights wholly acquired or independently invented, developed, or otherwise created by or for RGN during the term of this Agreement that relate to the Licensed Product(s) and are reasonably necessary for AAH to exercise its rights under this Agreement, shall for purposes of this Agreement be included in Licensed Patents immediately upon such acquisition, invention, development, or creation.

B. Should AAH or any employee or other person working on behalf of AAH develop or conceive, either solely or jointly with others or with RGN, any improvements in the inventions disclosed in any of the Licensed Patents or any intellectual property related thereto (collectively "Developments") during the term of this Agreement, wherein the patents related to such Developments ("Improvement Patents") claim priority at least in part to any of the Licensed Patents, AAH shall own all right, title and interest in and to any such Developments and Improvement Patents; provided, however, that AAH hereby grants to RGN, as a part of consideration of rights granted to AAH by RGN, an exclusive, royalty-free, paid-up, perpetual, sublicensable, worldwide license to use such Improvement Patents for all human applications. AAH shall be solely responsible for the prosecution and maintenance of all Improvement Patents, at its cost. The parties agree and acknowledge that AAH will shortly be filing a patent application for a "Multi-coil electromagnetic apparatus and method for application of therapeutic energy" to be used as a "pet bed". Such filing will acknowledge, if necessary, certain Licensed Patents as prior art and the foregoing referenced sublicense to any patent granted to AAH in respect thereof shall be deemed granted to RGN. AAH agrees to execute and deliver acknowledgement in writing of such sublicense if deemed necessary and appropriate by counsel for AAH.

C. Subject to Section B above, AAH shall own all right, title and interest in and to any intellectual property owned or controlled by AAH as of the Effective Date of this Agreement and any intellectual property acquired, invented, developed, or otherwise created by or for AAH during the term of this Agreement, whether or not using any of the Licensed Patents.

D. RGN shall have the right and obligation, at its expense, to Prosecute the Licensed Patents, and to select counsel and control Prosecution of all such patents; provided, however, RGN agrees to keep AAH informed, by advance written communication, of all such Prosecution and allow AAH the reasonable opportunity to provide input to RGN regarding such activities. "Prosecute" or "Prosecution," for purposes of this Agreement shall mean without limitation to take all steps to identify patentable inventions which may relate to the Field of Use, to conduct searches with respect to such inventions, and to prepare and file provisional and non-provisional patent applications with respect thereto, including divisionals, continuations and continuations-in-part

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thereof. Prosecution shall also include filing, prosecution, issuance, and maintenance of such applications in the U.S. and foreign patent offices, and the prosecution of patent office procedures such as reexams, reissues, interferences, oppositions, and the like, as well as to search for, monitor and obtain opinions with respect to relevant third party patents and publications in the Field of Use. In the event that RGN is unable or unwilling to fully comply with any or all of the obligations described above, each party shall promptly notify the other party and, upon such written notice, AAH, may in its sole discretion Prosecute the application(s) and/or maintain such Licensed Patents at AAH's sole cost; provided that AAH acknowledges and agrees that AAH's right is subject to the prior right of ADM Tronics Unlimited, Inc. ("ADM") to prosecute or maintain such Licensed Patents, pursuant to that certain License and Distribution Agreement dated October 1, 2013 between RGN, as assignee of Ivivi, and ADM.

E. Upon written request by AAH, RGN shall file, prosecute and maintain the Licensed Patents in such additional countries as requested by AAH to the maximum extent permitted under applicable law, provided that AAH has a good faith intention and expectation of marketing the Licensed Products in such additional countries within one year of the request and provided that AAH shall pay the out-of-pocket costs of prosecuting and maintaining the Licensed Patents in such additional countries. RGN shall provide AAH a written quarterly status report on all Licensed Patents, pending and registered, due within ten days after the end of the then-current quarter. RGN shall keep AAH advised as to all material developments with respect to all registrations and applications filed, prosecuted and maintained that pertain to the Licensed Patents and copy AAH on all correspondence with United States and foreign patent offices. The parties agree to fully cooperate as may be necessary and appropriate in carrying out the terms and conditions set forth above. In the event that RGN is unable or unwilling to fully comply with all the obligations described above, each party shall promptly notify the other party and, upon such written notice, AAH, may in its sole discretion, file and/or prosecute the application(s) and/or maintain such Licensed Patents at AAH's sole cost. In connection with the forgoing sentence and in order assure AAH of the cooperation of RGN in AAH's of filing and/or prosecuting the application(s) and/or maintaining such Licensed Patents at AAH's sole cost, RGN hereby appoints any manager, officer or manager of AAH, or its duly appointed assigns, with full power of substitution, as RGN's true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of RGN and in the name of RGN or in its own name for the sole purpose of carrying out this terms and conditions of the provisions of this Section E.

F. RGN shall have the initial right, but not the obligation, to enforce the Licensed Patents against any third party. AAH agrees to join as a party plaintiff in any enforcement action if reasonably requested by RGN, at the sole cost of RGN. RGN shall be entitled to retain all of the proceeds actually received as a result of prosecuting such claim. In the event that RGN fails or decides not to enforce such Licensed Patents in the Field of Use within 30 days after recognizing possible infringement of the Licensed Patents by a third party or receiving a written notice of such possible infringement from AAH, RGN shall give AAH written notice of the decision or failure to take action and AAH shall have the right, but not the obligation, to undertake such claim in its own name, on its own behalf, and at its own cost; <u>provided, however,</u> RGN agrees to join as a party plaintiff in any enforcement action if reasonably requested by AAH, at the sole cost of AAH. AAH shall be entitled to retain all of the proceeds actually received as a result of prosecuting such claim. AAH acknowledges and agrees that AAH's right is subject to the prior right of ADM to enforce the Licensed Patents, pursuant to that certain License

AS

and Distribution Agreement, dated October 1, 2013, between RGN, as assignee of Ivivi, and ADM. Under no circumstances shall either party settle or resolve any claims with respect to validity and/or infringement of the Licensed Patents without the express written consent of the other party, of which such consent shall not be unreasonably withheld, delayed, or conditioned.

V. ROYALTIES

A. As of the Effective Date of this Agreement, any and all royalties required to be paid by AAH to RGN under the terms and conditions of the Original Agreement shall cease and be of no further force and effect as of June 30, 2016 and any royalties which would be due and payable thereafter until the Effective Date shall not be reportable or payable to RGN. AAH shall have no responsibility of liability from and after June 30, 2016 to pay royalties to RGN in respect of the sale of Licensed Products or of other products derived from Licensed Products or otherwise.

B. AAH shall keep full, true and accurate books of account, in accordance with generally accepted accounting principles, containing all information that may be necessary for the purpose of showing the royalty payment amounts paid to Ivivi and RGN pursuant to the Original Agreement. Such books of account shall be kept at AAH's principal place of business or at such location as AAH shall advise RGN in writing from time to time. RGN will have the right to perform audits of such books of account, which audits shall be performed during normal business hours, with reasonable prior written notice, and not after one year after the Effective Date, covering royalties paid prior to the Effective Date. The costs of any such audit shall be borne by RGN; however, if an underpayment of more than five percent (5%) of the total payments due or owing for the period during which royalties were due and owning is discovered, then AAH shall reimburse RGN for the reasonable out-of-pocket costs of such audit.

VI. CONFIDENTIALITY

A. Each of AAH and RGN acknowledge that, from time to time, one party (the "Disclosing Party") may disclose to the other party (the "Receiving Party") information which is marked as "proprietary" or "confidential" or which would, under the circumstances, be understood by a reasonable person to be proprietary and nonpublic ("Confidential Information"). The Receiving Party shall retain such Confidential Information in confidence, shall not disclose it to any third party without the Disclosing Party's prior written consent and shall not use such Confidential Information for any purpose other than as expressly contemplated by this Agreement. Each Party shall use at least the same procedures and degree of care which it uses to protect its own Confidential Information of like importance in treating Confidential Information received from the Disclosing Party, and in no event less than reasonable care.

B. The Confidentiality Information shall not include information that is already in the public domain or falls into the public domain through no fault or action of the Receiving Party, is already in the possession of the Receiving Party prior to its receipt from the Disclosing Party, is obtained by the Receiving Party without a breach of someone's confidentiality obligations, or is independently developed by the Receiving Party. Notwithstanding the foregoing, the terms and conditions of this Agreement shall be regarded and treated as Confidential Information.

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C. A Receiving Party may disclose the Confidential Information received from the Disclosing Party in response to a valid subpoena issued in litigation, so long as (i) the Receiving Party provides written notice of the Disclosing Party at least ten (10) business days prior to the disclosure, (ii) the Receiving Party provides the Disclosing Party with the opportunity to move for a protective order related to the disclosure, and (iii) the Receiving Party makes its best efforts to limit the disclosure to outside counsel of record in the litigation, including by clearly marking the Confidential Information as "Outside Counsel Eyes Only" or with some other functionally similar designation.

D. A Receiving Party may disclose Confidential Information received from the Disclosing Party as required by law or legal process, including pursuant to an audit, legal requirements and regulations of the United States Securities and Exchange Commission, provided that the Receiving Party shall make such disclosure under terms of confidentiality to the full extent permitted by law or as otherwise allowed by the Disclosing Party.

VII. INDEMNIFICATION AND INSURANCE

A. AAH hereby agrees to indemnify, defend, and hold RGN (including its managers, directors, employees, agents and members) harmless from and against any and all claims, liability, loss, cost, damage or expense (including attorneys' fees incurred by RGN in retaining independent counsel, expert witness fees, and costs) arising from or in any manner connected with: (a) any breach by AAH of its representations, warranties, agreements, or covenants or by the willful misconduct of AAH, including, without limitation, by way of any misappropriation, willful misstatement, or fraud on any government authority; or (b) any third party claim of harm or injury arising out of, related to, or in connection with a product recall or the manufacture, sale or use of the Licensed Products; provided, however, that the harm or injury was not attributable to any Licensed Intellectual Property; and provided further that (i) RGN shall provide AAH with prompt written notice of any claim for which it seeks indemnification under this Article VII, Section A, (ii) AAH shall have sole control of the defense and any settlement of any such claim, and (iii) RGN shall reasonably cooperate and provide reasonable assistance in connection with the defense or settlement of any such claim, all at AAH's expense.

B. RGN hereby agrees to indemnify, defend, and hold AAH (including its officers, directors, employees, agents, subsidiaries, affiliates and stockholders) harmless from and against any and all claims, liability, loss, cost, damage or expense (including attorneys' fees incurred by AAH in retaining independent counsel, expert witness fees, and costs) arising from or in any manner connected with: (a) any breach by RGN of its representations, warranties, agreements, or covenants or by the willful misconduct of RGN, including, without limitation, by way of any misappropriation, willful misstatement, or fraud on any government authority; or (b) any third party claim of infringement or misappropriation of any of the Licensed Intellectual Property or (c) any third party claim of harm or injury arising out of, related to, or in connection with a product recall or the manufacture, sale or use of RGN's products using the Licensed Patents for human health; provided, that (i) AAH shall provide RGN with prompt written notice of any claim for which it seeks indemnification under this Article VII, Section B, (ii) RGN shall have sole control of the defense and any settlement of any such claim, and (iii) AAH shall reasonably

cooperate and provide reasonable assistance in connection with the defense or settlement of any such claim, all at RGN's expense.

VIII. TERM

A. The Term of this Agreement will commence on the Effective Date and expire upon (a) the expiration or abandonment of the last patent to expire or become abandoned of the Licensed Patents; or (b) until all claims for alleged infringement of all of the Licensed Patents are barred by U.S. laws and the U.S. Patent Statute and by the laws and statutes of any foreign country in which any one of the Licensed Patents are in force and effect, whichever is later, unless terminated earlier by one party in accordance with this Article VIII. The License under the Licensed Technology granted in Article II, Section A and the covenant not to sue granted in Article II, Section E herein shall survive the expiration of the Agreement and the termination of the Agreement in Article VIII, Section C. The License under the Licensed Trademarks granted in Article II, Section B and the covenant not to sue granted in Article II, Section E shall survive the expiration of the Agreement and the termination of the Agreement in Article VIII, Section C.

B. RGN will have the right to terminate the Agreement and all rights granted to AAH with respect to the Licensed Intellectual Property upon written notice to AAH following the occurrence of any of the following:

(i) A substantial, material and continuing default by AAH in the performance of any of its material obligations under this Agreement if such default has not been cured within sixty (60) days after receiving written notice thereof from RGN, or

(ii) AAH becomes bankrupt or insolvent, applies for or consents to the appointment of a trustee, receiver or liquidator of its assets or seeks relief under any law for the aid of debtors subject to the written agreement of AAH and the relevant interested parties to such legal proceeding that there has no interest in AAH retaining its rights under this Agreement for sale and assignment to third parties pursuant such legal proceeding.

Upon any such termination by RGN pursuant to this Section B, AAH shall promptly return to RGN all manufacturing and quality assurance documentation, sales training materials and sales tools, marketing materials, source documents (including artwork and photography) relating to the Licensed Products and the Assigned Trademarks which were originally provided to AAH by RGN.

C. AAH will have the right to terminate this Agreement upon written notice to RGN following the occurrence of any of the following:

(i) A substantial and continuing default by RGN in the performance of any of its material obligations under the Agreement, if such default has not been cured within sixty (60) days after receiving written notice thereof from AAH; provided that RGN and AAH, during such period, shall mutually agree to negotiate and execute an amendment to this Agreement to grant

AAH an ownership interest in the Licensed Intellectual Property for its perpetual use in the Field of Use at no cost to AAH; or

(ii) RGN becomes bankrupt or insolvent, applies for or consents to the appointment of a trustee, receiver or liquidator of its assets or seeks relief under any law for the aid of debtors unless, pursuant to the bankruptcy or similar proceeding, (i) AAH is able to acquire an interest in the Licensed Intellectual Property which will allow AAH to continue the perpetual use thereof in the Field of Use and (ii) this Agreement is modified or terminated pursuant to agreement among RGN, AAH and the relevant parties to any such legal proceeding.

Upon any such termination by AAH pursuant to this Section C, AAH shall promptly return to RGN all manufacturing and quality assurance documentation, sales training materials and sales tools, marketing materials and source documents (including artwork and photography) relating to the Licensed Products and the Assigned Trademarks.

D. Upon termination or expiration of this Agreement for any reason, all rights granted to AAH with respect to the Licensed Intellectual Property shall terminate except as may otherwise be provided elsewhere in this Agreement. The termination or expiration of this Agreement for any reason shall not release either party either from payment of any amounts which may then be owing to the other party, which amounts shall become immediately due and payable, or from any other liability or obligation incurred hereunder prior to such termination.

E. Each party acknowledges that all rights and licenses granted under or this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. Each party acknowledges that if such party, as a debtor in possession or a trustee-in-bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, the other party may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. Each party irrevocably waives all arguments and defenses arising under 11 U.S.C. § 365(c)(1) or successor provisions to the effect that applicable law excuses the party, other than the debtor, from accepting performance from or rendering performance to an entity other than the debtor or debtor in possession as a basis for opposing assumption of the Agreements by the other party in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute.

IX. REPRESENTATIONS AND WARRANTIES; LIMTATION OF LIABILITY

A. Each party represents and warrants to the other party as follows:

(i) Such party has the necessary power, right and authority to enter into and perform the obligations under this Agreement and has taken all necessary corporate action to authorize the execution and the consummation of the transactions contemplated under this Agreement; and

(ii) Such party will comply with all applicable local, state, federal and international laws and regulations and shall obtain and at all times maintain any and all permits and

certificates necessary to perform its obligations for the manufacturing, marketing, and distribution of the Licensed Product(s), as applicable.

B. Notwithstanding anything to the contrary in this Agreement, in no event shall either party be liable for lost profits, cost of procurement of substitute goods, or any other special, reliance, incidental, or consequential damages incurred by the other party, however caused and under any theory of liability whether based in contract, tort (including negligence), or otherwise. The foregoing limitations shall apply regardless of whether such party has been advised of the possibility of such damages and notwithstanding the failure of essential purpose of any limited remedy stated herein.

X. GENERAL PROVISIONS

A. The parties agree that AAH is at all times acting as an independent contractor, and that no employees of AAH shall be deemed employees of RGN. The parties further agree that nothing in this Agreement creates the relationship of partnership, joint venture, sales agency or principal and agent. All financial obligations associated with AAH's business shall be the sole responsibility of AAH.

B. This Agreement is not assignable or transferable by either party without a prior written consent of the other party and any attempt by a party to assign or transfer its rights or obligations hereunder, in whole or in part, whether by operation of law or otherwise, shall be null and void. Notwithstanding the foregoing, the rights and obligations can be assigned by a party without the other party's consent to: (a) any affiliate of such party; and (b) any entity that acquired all or substantially all of the assets of the business of such party that relates to this Agreement.

C. No failure or delay in the part of either party hereto in insisting upon or enforcing or resorting to any of its powers, rights, remedies or options hereunder, and no partial or single exercise thereof, shall constitute a waiver of any such powers, rights, remedies or options unless such waiver be in writing, signed by both parties. No course of conduct or dealing between the parties shall act as a modification or waiver of any provision of this Agreement, and only a modification or waiver which is contained in a written agreement signed by both parties shall be effective.

D. This Agreement, including all exhibits and appendices attached hereto, contain the entire understanding between the parties with respect to the subject matter hereof, and there are no representations, warranties, promises or undertakings other than those contained herein. This Agreement supersedes and cancels all previous agreements between the parties.

E. In the event that any legal action becomes necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled, in addition to its court costs, to such reasonable attorneys' fees, expert witness fees and legal expenses as shall be fixed by a court of competent jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions. The exclusive jurisdiction for any legal proceeding regarding this Agreement shall be in the state or federal

ss

courts of New York County, New York and the parties expressly waive all defenses of lack of personal jurisdiction and forum non conveniens with respect to such courts.

F. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument, and any reproduction of this Agreement by reasonable means shall also be deemed an original.

G. If any provision of this Agreement should be held to be void or unenforceable, in whole or in part, the court so holding shall reform the provision to make it enforceable to the maximum extent allowed by law, while maintaining the spirit and intent of the provision. If such provision or part thereof cannot be reformed, it shall be treated as severable, leaving valid the remainder of this Agreement.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed on the date set forth above but effective as of the day and year set forth herein.

RIO GRANDE NEUROSCIENCES, INC.

By: [signature]
Name: Steven M. Gluckstern
Title: CEO

AAH HOLDINGS, LLC

By: ______________________
By: L. John Wilkerson
Title: Manager

8184005.1/46903-00001

SG

APPENDIX A

Licensed Patents

Country / App. Type	Status	Title	Application No.	App. Date	Publication No.	Pub. Date	Patent No.	Grant Date
United States / Utility	Granted	Apparatus And Method For Electromagnetic Treatment Of Plant, Animal And Human Tissue, Organs, Cells And Molecules	11/003,108	12/3/2004	2005-0197522	9/8/2005	7,744,524	6/29/2010
United States / Continuation	Published	Apparatus And Method For Electromagnetic Treatment Of Plant, Animal And Human Tissue, Organs, Cells And Molecules	12/771,954	4/30/2010	2010-0210893	8/19/2010		
United States / Continuation	Published	Apparatus And Method For Electromagnetic Treatment Of Plant, Animal And Human Tissue, Organs, Cells And Molecules	12/772,002	4/30/2010	2010-0222631	9/2/2010		
United States / Continuation	Pending	Apparatus And Method For Electromagnetic Treatment	13/801,789	3/13/2013				
United States / Utility	Granted	Electromagnetic Treatment Induction Apparatus And Method For Using Same	11/114,666	4/26/2005	2005-0288744	12/29/2005	7,740,574	6/22/2010
United States / Divisional	Granted	Electromagnetic Treatment Apparatus And Method For Angiogenesis Modulation Of Living Tissues And Cells	12/661,377	3/15/2010	2010-0179373	7/15/2010	8,415,123	4/9/2013

Ag

Country / App. Type	Status	Title	Application No.	App. Date	Publication No.	Pub. Date	Patent No.	Grant Date
United States / Utility	Granted	Integrated Coil Apparatus For Therapeutically Treating Human And Animal Cells, Tissues And Organs With Electromagnetic Fields And Method For Using Same	11/223,073	9/10/2005	2007-0060981	3/15/2007	7,758,490	7/20/2010
United States / Utility	Published	Excessive Fibrous Capsule Formation And Capsular Contracture Apparatus And Method For Using Same	11/977,043	10/22/2007	2013-02182385	8/22/2013		
United States / Utility	Granted	Electromagnetic Field Treatment Apparatus And Method For Using Same	12/082,944	4/14/2008	2009-0069626	3/12/2009	7,896,797	3/1/2011
United States / Continuation	Granted	Pulsed Radio Frequency Electrotherapeutic System	08/501,290	7/12/1995			5,584,863	12/17/1996
United States / Continuation	Granted	Apparatus And Method For Therapeutically Treating Human Body Tissue With Electromagnetic Radiation	08/642,213	5/6/1996			5,723,001	3/3/1998
United States / Utility	Published	Method And Apparatus For Electromagnetic Enhancement Of Biochemical Signaling Pathways For Therapeutics And Prophylaxis In Plants, Animals And Humans	13/285,761	10/31/2011	2012-0089201	4/12/2012		
United States / Utility	Granted	Methods And Devices For Providing Electromagnetic Treatment In The Presence Of A Metal-Containing Implant	13/361,797	1/30/2012			8,343,027	1/1/2013

ly

Country / App. Type	Status	Title	Application No.	App. Date	Publication No.	Pub. Date	Patent No.	Grant Date
United States / Utility	Granted	Apparatus and method for electromagnetic treatment of neurological injury or condition caused by a stroke	14/171,553	2/23/2014	2014-0213843	7/31/2014	9,440,089	9/13/2016
United States / Utility	Granted	Apparatus and method for electromagnetic treatment of neurodegenerative conditions	14/171,613	2/4/2014	2014-0221726	8/7/2014	9,433,797	9/6/2016
United States / Utility	Granted	Apparatus and method for electromagnetic treatment of neurological pain	14/171,644	2/3/2014	2014-0213844	7/31/2014	9,415,233	8/16/2016
United States / Utility	Granted	Two-part pulsed electromagnetic field applicator for application of therapeutic energy	14/688,602	4/16/2015	2015-0297910	10/22/2015	9,320,913	4/26/2016
United States / Utility	Granted	Devices and method for treatment of degenerative joint diseases with electromagnetic field	13/080,450	4/5/2011	2011-0207989	8/25/2011	8,961,385	2/24/15
United States / Utility	Granted	Apparatus and Method for Electromagnetic Treatment Of Plant, Animal, and Human Tissue, Organs, Cells, and Molecules	14/058,973	10/21/2013	2014-0046117	2/13/2014		
United States / Utility	Pending	Devices and Method For Treatment Of Degenerative Joint Diseases with Electromagnetic Fields	14/608,140	1/28/2015	2015-0196771	7/16/2015		
United States / Utility	Granted	Method And Apparatus For Electromagnetic Treatment Of Head, Cerebral And Neural Injury In Animals and Humans	13/252,114	10/3/2011	2012-0116149	8/10/2016	9,427,598	8/10/2016

SK

Country / App. Type	Status	Title	Application No.	App. Date	Publication No.	Pub. Date	Patent No.	Grant Date
United States / Utility	Pending	Method and Apparatus For Electromagnetic Enhancement Of Biochemical Signaling Pathways for Therapeutics and Prophylaxis In Plants, Animals and Humans	14/687,716	4/15/2015	2015-0217126	8/6/2015		
United States / Utility	Pending	Method and Apparatus for Electromagnetic Treatment of Cognition and Neurological Injury	14/354,587	4/27/2014	2014-0303425	10/9/2014		
United States / Utility	Pending	Method and Apparatus for Electromagnetic Treatment of Living Systems	14/932,928	11/4/2015	2016-0121135	5/5/2016		

Atty Dkt. No.	Jurisdiction	Status	Title	Application No.	App. Date	Pub./Pat. No.	Pub./Issue Date	Exp
11415-721.300	United States	Pending	Two-Part Pulsed Electromagnetic Field Applicator For Application Of Therapeutic Energy	15/137,737	4/25/2016			4/25/2036
11415-723.601	WIPO/PCT	Pending	Method And Apparatus For Electromagnetic Treatment Of Multiple Sclerosis	PCT/US16/18947	2/22/2016			2/22/2036
11415-714.CA0	Canada	Pending	Method And Apparatus For Electromagnetic Treatment Of Head, Cerebral And Neural Injury In Animals And Humans	2,813,036	10/3/2011			10/3/2031

AK

11415-715.102	United States	Pending	Devices And Methods For The Delivery Of Non Thermal Therapeutic And Prophylactic Pulsed Electromagnetic Fields From A Mobile Communications Device	62/300,689	2/26/2016			2/26/2036
11415-718.IN0	India	Pending	Method And Apparatus For Electromagnetic Treatment Of Cognition And Neurological Injury	3576/DELNP/2014	11/5/2012			11/5/2032
11415-721.600	WIPO/PCT	Published	A Two-Part Pulsed Electromagnetic Field Applicator For Application Of Therapeutic Energy	PCT/US15/26153	4/16/2015	WO2015/161063	10/22/2015	4/16/2035

APPENDIX B

DESCRIPTION OF LICENSED TECHNOLOGY

Shortwave diathermy medical devices which apply to the body electromagnetic energy at a radio frequency (RF) of 27.12 MHz for the treatment of medical conditions.

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